Exhibit 99.1

Macrovision Corporation
2830 De La Cruz Blvd.
Santa Clara, CA 95050

(408) 562-8400 Main
(408) 567-1800 Fax

FOR IMMEDIATE RELEASE

MACROVISION CORPORATION REPORTS FIRST QUARTER FINANCIAL PERFORMANCE

RECORD FIRST QUARTER RESULTS

SANTA CLARA, Calif. (BUSINESS WIRE)—May 2, 2006—Macrovision Corporation (Nasdaq: MVSN) announced today record first quarter revenues of $57.0 million. Non-GAAP (pro forma) earnings were also a record for a first quarter at $13.2 million, compared to $11.5 million in the first quarter of 2005. Non-GAAP (pro forma) diluted earnings per share were a record $0.25 for a first quarter, compared to $0.22 in the same quarter of 2005. Non-GAAP (pro forma) earnings exclude non-cash or one-time items such as amortization of intangibles from acquisitions, discrete tax items, impairment on investments, and stock-based compensation charges, as applicable.

US GAAP net income for the first quarter of 2006 was $2.9 million compared to $5.5 million for the first quarter of 2005. Diluted GAAP earnings per share for the quarter were $0.06, compared with $0.11 for the comparable quarter in 2005. The primary difference between GAAP earnings in 2005 and 2006 was the impact of the adoption of FAS123R, adopted on January 1, 2006 and to date, only applicable to first quarter 2006 GAAP results. A reconciliation between net income on a GAAP and non-GAAP (pro forma) basis is provided in tables below.

The Company generated a first quarter record $21.3 million of cash from operations and its liquid cash and investments at the end of the first quarter were $242.2 million.

“We are pleased to be able to report record first quarter revenues and pro forma profits for our business. We have seen significant progress with customer acceptance of our transformation in extending our capability in content security and licensing to digital distribution, commerce and hardware licensing,” said Fred Amoroso, President and CEO of Macrovision. “We are increasing our outlook for 2006 commensurate with the overachievement in Q1. We believe that our full year 2006 revenue will range between $239 million and $249 million and our expectation for full year fully diluted pro forma earnings per share ranges between $1.03 and $1.07 per share. In the second quarter of 2006, we expect revenue between $54 million and $56 million and we expect fully diluted pro forma earnings per share in the range of $0.20 to $0.22.”

“Our quarterly results were solid and we remain optimistic about achieving our financial targets in 2006. Our revenues were higher than they have ever been for a first quarter. We were able to overachieve all other meaningful metrics we set for ourselves, including pro forma operating margin, pro forma earnings per share and cash flow from operations,” added James Budge, Chief Financial Officer. “Also notable in the quarter is that the eMeta transaction closed on February 28, 2006 and that the results of operations from close date forward are and will continue to be included in our consolidated financial results.”

MVSN 1Q06 Earnings Release	Page 1

Macrovision will hold an investor conference call on May 2, 2006, at 5:00 p.m. ET. Investors and analysts interested in participating in the conference are welcome to call 800-366-7417 (or international +1 303-275-2170) and reference the Macrovision call.

The conference call can also be accessed via live Webcast at www.macrovision.com or www.fulldisclosure.com (or www.streetevents.com for subscribers) on May 2, 2006 at 5:00 p.m. ET. The on-demand audio Webcast of Macrovision’s earnings conference call can be accessed approximately 1-2 hours after the live Webcast ends.

Investors and analysts interested in listening to a recorded replay of the conference are welcome to call 800-405-2236 (or international +1 303-590-3000) and enter passcode 11041889#. Access to the replay is available through May 3, 2006.

About Macrovision

Macrovision provides distribution, commerce and consumption solutions for software and entertainment content to the home video, PC games, music, cable/satellite, consumer software, and enterprise software industries, Macrovision holds a total of 236 issued or pending United States patents and 1,239 issued or pending international patents, and continues to increase its patent portfolio with new and innovative technologies in related fields. Macrovision is headquartered in Santa Clara, California, U.S.A. with other offices across the United States and around the world.

More information about Macrovision can be found at www.macrovision.com.

©Macrovision 2006. Macrovision and eMeta are trademarks of Macrovision Corporation. All other brands and product names and trademarks are the registered property of their respective companies.

All statements contained herein, including the quotations attributed to Mr. Amoroso and Mr. Budge, as well as oral statements that may be made by the Company or by officers, directors or employees of the Company acting on the Company’s behalf, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s forecast of future revenues and earnings and the business strategies and product plans of the Company.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Among the important factors that could cause results to differ materially are the following: the failure of markets for home video, audio CDs, consumer or enterprise software value management, or markets for the technological protection of copyrighted materials contained in such products, to continue, develop or

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expand, and the failure of the Company’s products to achieve or sustain market acceptance or to meet, or continue to meet, the changing demands of content or software providers. Other factors include those outlined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, of such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company assumes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Macrovision uses non-GAAP (pro forma) condensed consolidated statements of income in the presentation of financial results and earnings guidance. Management believes that this presentation may be more meaningful in analyzing the results of operations and income generation as this is how the business is managed. The tables below present the differences between non-GAAP (pro forma) earnings and GAAP net income on an absolute and per share basis.

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Investor Contact:

Julie Davey

Macrovision Corporation

+1 (408) 562-8464

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MACROVISION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF GAAP TO NON-GAAP (PRO FORMA)

QUARTER ENDED MARCH 31, 2006

	Three Months Ended March 31,
	2006	2006	2006	2005	2005	2005
	US GAAP	Non-GAAP (Pro Forma) Adjustments	Non-GAAP (Pro Forma)	US GAAP	Non-GAAP (Pro Forma) Adjustments	Non-GAAP (Pro Forma)
Net Revenues:	57,018		57,018	51,257		51,257

Cost and expenses:
Cost of revenues	8,306	(398)*	7,908	5,142		5,142
TTR amortization	222	(222)	—	236	(236)	—
Amortization of intangibles	3,243	(3,243)	—	2,416	(2,416)	—

Total cost of revenues	11,771	(3,863)	7,908	7,794	(2,652)	5,142
Research and development	12,442	(1,475)*	10,967	8,697	—	8,697
Selling and marketing	16,466	(1,680)*	14,786	12,922	—	12,922
General and administrative	8,719	(1,422)*	7,297	8,426	—	8,426
IPR&D	—		—	—	—	—
Impairment charges, net of gains	—			5,726	(5,726)	—
Restructuring charge	—	—	—	—	—	—

Total costs and expenses	49,398	(8,440)	40,958	43,565	(8,378)	35,187

Operating income	7,620	8,440	16,060	7,692	8,378	16,070
Interest and other income (expense), net	2,049	—	2,049	937	—	937

Income before income taxes	9,669	8,440	18,109	8,629	8,378	17,007
Provision for income taxes	6,766	(1,853)	4,913	3,162	2,365	5,527

Net income	$2,903	$10,293	$13,196	$5,467	$6,013	$11,480

Pro Forma Shares for EPS:
Basic	51,989	—	51,989	50,349	—	50,349
Diluted	52,543	4	52,547	51,341	—	51,341

Basic EPS	$0.06	$0.19	$0.25	$0.11	$0.12	$0.23
Diluted EPS	$0.06	$0.19	$0.25	$0.11	$0.11	$0.22

*	Stock-based compensation during the first quarter 2006 totalled $4,975,000.

There was no stock-based compensation recorded in the first quarter of 2005.

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MACROVISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	89,709	135,625
Short-term investments	149,345	111,039
Accounts receivable, net	48,606	45,254
Prepaid expenses and other assets	9,697	7,508

Total Current Assets	297,357	299,426

Property and equipment, net	15,635	13,398
Long-term marketable investment securities	18,166	15,040
Goodwill	136,660	107,329
Other intangibles from acquisitions, net	34,988	32,755
Deferred tax assets	18,483	18,895
Patents and other assets	11,080	11,082

TOTAL ASSETS	532,369	497,925

LIABILITIES
Accounts payable	7,585	5,380
Accrued expenses	46,168	40,174
Deferred revenue	30,525	23,262

Total Current Liabilities	84,278	68,816
Other liabilities	741	959

TOTAL LIABILITIES	85,019	69,775

STOCKHOLDERS’ EQUITY	447,350	428,150

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	532,369	497,925

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